Exhibit 5.1

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August 19, 2019

Zosano Pharma Corporation

34790 Ardentech Court

Fremont, CA 94555

Re:	Registration Statement on Form S-3 (Reg. No. 333-229686); Shares of Common Stock, $0.0001 par value per share, having an aggregate offering price of up to $15,000,000

Ladies and Gentlemen:

We have acted as special counsel to Zosano Pharma Corporation, a Delaware corporation (the “Company”), in connection with the proposed issuance of shares of common stock, $0.0001 par value per share (“Common Stock”), with an aggregate offering price of up to $15,000,000 (the “Shares”). The Shares are included in a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), initially filed with the Securities and Exchange Commission (the “Commission”) on February 14, 2019 (Registration No. 333-229686) (as amended, the “Registration Statement”), and are being offered pursuant to a base prospectus dated March 27, 2019 (the “Base Prospectus”) and a prospectus supplement dated August 19, 2019 filed with the Commission on August 19, 2019 pursuant to Rule 424(b) under the Act (the “Prospectus Supplement,” and together with the Base Prospectus, the “Prospectus”). The Shares are being sold pursuant to a sales agreement dated August 19, 2019 between BTIG, LLC and the Company (the “Sales Agreement”).

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related Prospectus, other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to any other laws.

August 19, 2019

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, or certificates representing the Shares have been manually signed by an authorized officer of the transfer agent and registrar therefor, upon issuance, delivery and payment therefor (not less than par value) in the circumstances contemplated by the Sales Agreement, the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company and the Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL, the Company will comply with any applicable limitations on the number of Shares that may be sold under Form S-3 and upon the issue of any of the Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its Amended and Restated Certificate of Incorporation, as amended.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Company’s Current Report on Form 8-K dated August 19, 2019 and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP